USA Truck Reports Second Quarter 2019 Results

•2Q 2019 earnings per diluted share of $0.00 versus 2Q 2018 earnings per diluted share of $0.31
•2Q 2019 adjusted earnings per diluted share(a) of) $0.03 when adjusted for acquisition related intangible amortization versus 2Q 2018 adjusted earning per diluted share(a) of $0.31
•Recorded $0.6 million, or $0.05 per diluted share, net of tax, in charges related to the impairment of assets held for sale, the Arkansas flood, and accelerated compensation expense
•2Q 2019 trucking operating revenue increased 12.6% to $96.5 million from $85.7 million in 2Q 2018

Van Buren, AR – July 25, 2019 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three and six months ended June 30, 2019.

For the quarter ended June 30, 2019, consolidated operating revenue was $133.6 million compared to $135.4 million for the prior-year period. Base revenue, which excludes fuel surcharge revenue, was $116.7 million compared to $119.1 million for the 2018 period. The Company reported net income of $0.00 million, or $0.00 per diluted share for the second quarter 2019 and adjusted net income(a) of $0.3 million, or $0.03 per diluted share, compared to net income and adjusted net income(a) of $2.5 million, or $0.31 per diluted share for the same quarter in 2018. The Company's second quarter 2019 consolidated operating ratio was 98.5%, compared to 96.8% in the comparable 2018 quarter. Additionally, the Company recorded expenses of $0.6 million, or $0.05 per diluted share, net of tax, during the second quarter of 2019 related to the impairment of certain tractors held in assets held for sale, the Arkansas flood, and accelerated vesting of our former chairman's restricted stock and retainer.

President and CEO James Reed commented, "The second quarter of 2019 was a challenge due to the softer freight environment, declining spot rates and unrealized bid awards. These factors combined to put pressure on our performance. We elected to procure additional freight volumes from the spot market in the trucking business to mitigate unrealized customer freight tenders. Despite increased spot market participation, we were able to maintain the gains made in past quarters in our base revenue per loaded mile, and further improved our deadhead percentage both year over year and sequentially. Declining spot rates experienced during the quarter also put pressure on USAT Logistics' volumes and compressed average revenue per load in that business.

Our competitive response was to implement the following initiatives that, we believe, will improve our operational and financial results as we move into the second half of 2019:

•Hiring additional sales personnel in the USAT Logistics segment to increase volume;
•Continuing the company-wide campaign to reduce fixed costs by 5-10%;
•Targeting customer campaigns to improve actualization of bid awards received; and
•Expanding the terminal footprint and decreasing dependence on outside repairs in high volume locations, while offering amenities to our drivers in those locations.

Even in the face of these challenges, the Company remained profitable in the quarter. USA Truck's recent past would suggest this is a 'function shift' from prior results in down markets. We believe that staying profitable in this market demonstrates that the USA Truck self-help story is working to improve results."

Trucking: For the second quarter of 2019, Trucking operating revenue (before intersegment eliminations) increased $10.8 million, or 12.6%, to $96.5 million, compared to the second quarter of 2018. Trucking operating income was $0.8 million for the 2019 period, reflecting an operating ratio of 99.1%, compared to operating income of $2.2 million and an operating ratio of 97.5% for the second quarter of 2018. This represents a decrease of $1.3 million year over year in operating income and a 160 basis point decline in operating ratio. Adjusted operating income(a) was $1.2 million for the 2019 period, reflecting an adjusted operating ratio(a) of 98.6%, compared to adjusted operating income(a) of $2.2 million and an adjusted operating ratio(a) of 97.1% for the comparable 2018 period. This represents a decrease of $1.0 million year over year in adjusted operating income(a) and a 150 basis point decline in adjusted operating ratio(a).

Trucking operations delivered the following results during the second quarter 2019:

•Base revenue per available tractor per week decreased $99 per week, or 2.9%, compared to the second quarter of 2018, and decreased $25 per week, or 0.7% sequentially, primarily due to lower volumes on committed lanes coupled with spot market pricing pressure, offset by improved miles sequentially.

•Base revenue per loaded mile remained essentially flat at $2.140 year over year, and decreased $0.104, or 4.6%, sequentially. This sequential decrease is primarily a result of the increased spot market volume, which drove our rate per mile lower.

•Loaded miles per available tractor per week decreased 43 miles, or 2.7%, compared to the second quarter of 2018, but increased sequentially by 61 miles per tractor, or 4.1%.

•Deadhead percentage for second quarter 2019 improved 80 basis points year over year and 70 basis points sequentially.

•The average seated tractor count for the second quarter of 2019 was 1,817, which represented a 16.6% increase compared to our second quarter 2018 average of 1,558, and a 50 tractor increase sequentially over the first quarter 2019 average of 1,767. Average unseated tractor percentage for second quarter 2019 was 5.2% compared to 4.9% for the second quarter of 2018 and 7.8% for the first quarter of 2019. These changes were primarily related to the Company's continued focus on attracting and retaining qualified professional drivers in this challenging recruitment environment.

USAT Logistics: Operating revenue (before intersegment eliminations) was $39.6 million for the second quarter of 2019, a decrease of $11.0 million, or 21.8% year over year. Both operating income and adjusted operating income(a) were $1.1 million for the 2019 period, reflecting an operating ratio of 97.1% and an adjusted operating ratio(a) of 96.8%, respectively, compared to operating income and adjusted operating income(a) of $2.2 million and an operating ratio of 95.7% and an adjusted operating ratio(a) of 95.3% for the comparable 2018 period. This change represented a decrease of $1.0 million year over year in operating income and adjusted operating income(a) and 140 basis points in operating ratio and 150 basis points in adjusted operating ratio(a) for the second quarter of 2018.

USAT Logistics operations delivered the following results during the second quarter 2019:

•Gross margin dollars decreased 13.1%, or $1.0 million year over year, to $6.5 million for the second quarter 2019, and decreased 15.0%, or $1.2 million, sequentially.

•Gross margin percentage for the second quarter of 2019 increased to 16.5% from 14.8% when compared to the same quarter in 2018, but decreased 200 basis points sequentially from 18.5% for the first quarter of 2019.

•Revenue per load decreased 18.4%, or $310 per load year over year, and 8.5%, or $127 per load, over the first quarter of 2019.

•Load count decreased 4.2%, or 1,252 loads year over year, and increased 4.3%, or 1,198 loads, over first quarter of 2019.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Trucking:	(in thousands)
Operating revenue (before intersegment eliminations)	$96,476	$85,685	$191,378	$164,531
Operating income (1)	$837	$2,153	$2,445	$1,689
Adjusted operating income (2)	$1,178	$2,153	$3,468	$1,586
Operating ratio (3)	99.1%	97.5%	98.7%	99.0%
Adjusted operating ratio (4)	98.6%	97.1%	97.9%	98.9%
Total miles (5)	44,683	39,560	87,447	78,103
Deadhead percentage (6)	12.7%	13.5%	13.0%	13.1%
Base revenue per loaded mile	$2.140	$2.145	$2.191	$2.078
Average number of seated tractors	1,817	1,558	1,792	1,546
Average number of available tractors (7)	1,916	1,638	1,916	1,628
Average number of in-service tractors (8)	1,945	1,668	1,950	1,661
Loaded miles per available tractor per week	1,565	1,608	1,535	1,612
Base revenue per available tractor per week	$3,350	$3,449	$3,362	$3,350
Average loaded miles per trip	500	522	493	532

USAT Logistics:
Operating revenue (before intersegment eliminations)	$39,575	$50,616	$81,025	$97,391
Operating income (1)	$1,146	$2,158	$3,459	$5,014
Adjusted operating income (2)	$1,146	$2,158	$3,459	$5,189
Gross margin (9)	$6,532	$7,513	$14,219	$15,397
Gross margin percentage (10)	16.5%	14.8%	17.5%	15.8%
Load count	28.8	30.1	56.5	56.6

1.Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2.Adjusted operating income (loss)(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding restructuring, impairment and other costs, severance costs included in salaries, wages and employee benefits, amortization of acquisition related intangibles and transaction costs related to acquisition, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3.Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4.Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, restructuring, impairment and other costs, amortization of acquisition related intangibles, and transaction costs related to acquisition, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5.Total miles include both loaded and empty miles.
6.Deadhead percentage is calculated by dividing empty miles by total miles.
7.Available tractors are all those Company tractors that are available to be dispatched, including available unseated tractors, and our independent contractor fleet.
8.In-service tractors include all of the tractors in the Company fleet, including Company-operated tractors and independent contractors.
9.Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10.Gross margin percentage is calculated as gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity
As of June 30, 2019, total debt and lease liabilities was $192.7 million, total debt and lease liabilities, net of cash (“Net Debt”)(a), was $192.5 million and total stockholders' equity was $84.0 million. Net Debt to Adjusted EBITDAR(a) for the trailing twelve months ended June 30, 2019 was 2.9x giving proforma effect to the Davis Transfer acquisition. The Company had approximately $59.0 million available to borrow under its Credit Facility as of June 30, 2019.

Second Quarter 2019 Conference Call Information
USA Truck will hold a conference call to discuss its second quarter 2019 results on Friday, July 26, 2019 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International). A live webcast of the conference call will be broadcast in the Investor Relations section of the Company's website www.usa-truck.com, under the "Events & Presentations" tab of the "Investor Relations" menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the "Events &

Presentations" tab of the "Investor Relations" menu, or may be accessed using the following link: https://services.choruscall.com/links/usak190726.html. A telephone replay of the call will also be available through August 2, 2019, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10133073.

(a) About Non-GAAP Financial Information
In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms "Base Revenue", "Net Debt", "EBITDAR", "Adjusted EBITDAR", "Adjusted operating ratio", "Adjusted operating income (loss)", "Adjusted net income (loss)", and "Adjusted earnings (loss) per diluted share", as we define them, are not presented in accordance with GAAP.

The Company defines Net Debt as total debt, including insurance premium financing and lease liabilities, net of cash. The Company defines EBITDAR as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit), depreciation and amortization and equipment rent. The Company defines Adjusted EBITDAR as EBITDAR plus non-cash equity compensation, severance costs in salaries, wages and employee benefits, transaction costs related to acquisition, and impairment of assets held for sale. Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits, restructuring, impairment and other costs, amortization of acquisition related intangibles, and transaction costs related to acquisition, net of fuel surcharge revenue, as a percentage of operating revenue, excluding fuel surcharge revenue. Adjusted operating income (loss) is defined as operating income (loss) excluding severance costs included in salaries, wages and employee benefits, restructuring, impairment and other costs, amortization of acquisition related intangibles, and transaction costs related to acquisition. Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits, restructuring, impairment and other costs, amortization of acquisition related intangibles, and transaction costs related to acquisition plus or minus the income tax effect of such adjustments using a statutory tax rate. Adjusted earnings (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period. The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share are not substitutes for their comparable GAAP financial measures, such as total debt, net income, cash flows from operating activities, operating ratio, diluted earnings per share, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements
Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as "seek," "expects," "estimates," "anticipates," "projects," "believes," "hopes," "plans," "goals," "intends," "may," "might," "likely," "will," "should," "would," "could," "potential," "predict," "continue," "strategy," "future" and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the "Company," "we," "us," "our" and words of similar expression refer to USA Truck, Inc. and its subsidiaries.

About USA Truck
USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Jason Bates, EVP & CFO
(479) 471-2672
jason.bates@usa-truck.com

Chad Lane, Investor Relations
(479) 471-6680
chad.lane@usa-truck.com

USA TRUCK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Operating revenue	$133,622	$135,381	$267,596	$260,394

Operating expenses:
Salaries, wages and employee benefits	33,806	31,645	69,896	63,882
Fuel and fuel taxes	14,102	13,984	27,733	27,463
Depreciation and amortization	9,125	7,477	17,943	14,657
Insurance and claims	7,160	5,341	14,440	10,943
Equipment rent	2,568	2,151	5,288	4,869
Operations and maintenance	8,481	8,913	15,754	16,874
Purchased transportation	49,072	55,817	97,353	104,855
Operating taxes and licenses	1,311	1,262	2,428	1,764
Communications and utilities	719	677	1,486	1,390
Loss (gain) on disposal of assets, net	141	(395)	(4)	(564)
Impairment of assets held for sale	367	—	367	—
Reversal of restructuring, impairment and other costs	—	—	—	(639)
Other	4,787	4,198	9,008	8,197
Total operating expenses	$131,639	$131,070	$261,692	$253,691
Operating income	1,983	4,311	5,904	6,703

Other expenses:
Interest expense, net	1,595	833	3,336	1,651
Other, net	171	113	308	233
Total other expenses, net	1,766	946	3,644	1,884
Income before income taxes	217	3,365	2,260	4,819
Income tax expense	216	821	758	1,240

Consolidated net income and comprehensive income	$1	$2,544	$1,502	$3,579

Net earnings per share:
Average shares outstanding (basic)	8,554	8,205	8,479	8,141
Basic earnings per share	$0.00	$0.31	$0.18	$0.44

Average shares outstanding (diluted)	8,567	8,227	8,498	8,167
Diluted earnings per share	$0.00	$0.31	$0.18	$0.44

GAAP TO NON-GAAP RECONCILIATIONS(a)

(UNAUDITED)
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, RENT (a)
	(in thousands)

	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018
	(in thousands)
Net income	$1	$1,501	$5,325	$3,300
Add:
Depreciation and amortization	9,125	8,818	6,932	6,735
Equipment rent	2,568	2,720	3,055	2,916
Income tax expense	216	542	1,862	1,272
Interest expense, net	1,595	1,741	1,187	811
EBITDAR(a)	13,505	15,322	18,361	15,034
Add:
Non-cash equity compensation	705	589	559	437
Severance costs included in salaries, wages and employee benefits	—	319	—	—
Transaction costs relating to acquisition	—	—	239	325
Impairment of assets held for sale	367	—	—	—
Adjusted EBITDAR(a)	$14,577	$16,230	$19,159	$15,796

ADJUSTED NET INCOME (LOSS) RECONCILIATION(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands)
Net income	$1	$2,544	$1,502	$3,579
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	319	711
Reversal of restructuring, impairment and other costs	—	—	—	(639)
Amortization of acquisition related intangibles	341	—	704	—
Income tax effect of adjustments	(87)	—	(261)	(18)
Adjusted net income(a)	$255	$2,544	$2,264	$3,633

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands)
Earnings per diluted share	$0.00	$0.31	$0.18	0.44
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	0.04	0.09
Reversal of restructuring, impairment and other costs	—	—	—	(0.08)
Amortization of acquisition related intangibles	0.04	—	0.08	—
Income tax effect of adjustments	(0.01)	—	(0.03)	—
Adjusted earnings per diluted share(a)	$0.03	$0.31	$0.27	$0.45

NET DEBT RECONCILIATION(a)

	June 30,
	2019	2018
	(in thousands)
Total current debt and lease liabilities	$31,468	$9,344
Long-term debt	96,213	54,950
Leases, less current maturities	65,049	25,994
Total Debt	192,730	90,288
Less: Cash	(198)	(29)
Net Debt(a)	$192,532	$90,259

ADJUSTED OPERATING RATIO RECONCILIATION(a)

Consolidated	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands)
Operating revenue	$133,622	$135,381	$267,596	$260,394
Less: fuel surcharge revenue	(16,901)	(16,274)	(32,341)	(31,008)
Base revenue	$116,721	$119,107	$235,255	$229,386
Operating expense	$131,639	$131,070	$261,692	$253,691
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	(319)	(711)
Reversal of restructuring, impairment and other costs	—	—	—	639
Amortization of acquisition related intangibles	(341)	—	(704)	—
Fuel surcharge revenue	(16,901)	(16,274)	(32,341)	(31,008)
Adjusted operating expense	$114,397	$114,796	$228,328	$222,611
Operating income	$1,983	$4,311	$5,904	$6,703
Adjusted operating income(a)	$2,324	$4,311	$6,927	$6,775
Operating ratio	98.5%	96.8%	97.8%	97.4%
Adjusted operating ratio(a)	98.0%	96.4%	97.1%	97.0%

Trucking Segment	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands)
Operating revenue	$96,069	$85,569	$190,609	$164,302
Intersegment activity	407	116	769	229
Operating revenue (before intersegment eliminations)	$96,476	$85,685	$191,378	$164,531
Less: fuel surcharge revenue	(13,034)	(12,135)	(24,799)	(23,322)
Base revenue	$83,442	$73,550	$166,579	$141,209
Operating expense (before intersegment eliminations)	$95,639	$83,532	$188,933	$162,842
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	(319)	(484)
Reversal of restructuring, impairment and other costs	—	—	—	587
Amortization of acquisition related intangibles	(341)	—	(704)	—
Fuel surcharge revenue	(13,034)	(12,135)	(24,799)	(23,322)
Adjusted operating expense	$82,264	$71,397	$163,111	$139,623
Operating income	$837	$2,153	$2,445	$1,689
Adjusted operating income(a)	$1,178	$2,153	$3,468	$1,586
Operating ratio	99.1%	97.5%	98.7%	99.0%
Adjusted operating ratio(a)	98.6%	97.1%	97.9%	98.9%

USAT Logistics Segment	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands)
Operating revenue	$37,553	$49,812	$76,987	$96,092
Intersegment activity	2,022	804	4,038	1,299
Operating revenue (before intersegment eliminations)	$39,575	$50,616	$81,025	$97,391
Less: fuel surcharge revenue	(4,087)	(4,208)	(7,929)	(7,803)
Base revenue	$35,488	$46,408	$73,096	$89,588
Operating expense (before intersegment eliminations)	$38,429	$48,458	$77,566	$92,377
Adjusted for:
Severance costs included in salaries, wages and employee benefits	—	—	—	(227)
Reversal of restructuring, impairment and other costs	—	—	—	52
Fuel surcharge revenue	(4,087)	(4,208)	(7,929)	(7,803)
Adjusted operating expense	$34,342	$44,250	$69,637	$84,399
Operating income	$1,146	$2,158	$3,459	$5,014
Adjusted operating income(a)	$1,146	$2,158	$3,459	$5,189
Operating ratio	97.1%	95.7%	95.7%	94.9%
Adjusted operating ratio(a)	96.8%	95.3%	95.3%	94.2%

USA TRUCK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Assets	June 30, 2019	December 31, 2018
Current assets:	(in thousands, except share data)
Cash	$198	$989
Accounts receivable, net of allowance for doubtful accounts of $436 and $575, respectively	65,078	57,189
Other receivables	4,222	5,688
Inventories	774	722
Assets held for sale	2,077	2,611
Prepaid expenses and other current assets	5,232	7,675
Total current assets	77,581	74,874
Property and equipment:
Land and structures	33,262	32,434
Revenue equipment	300,864	280,623
Service, office and other equipment	28,503	28,094
Property and equipment, at cost	362,629	341,151
Accumulated depreciation and amortization	(120,445)	(115,766)
Property and equipment, net	242,184	225,385
Operating leases - right of use assets	13,574	—
Goodwill	5,231	4,926
Other intangibles, net	17,133	17,837
Other assets	1,730	1,003
Total assets	$357,433	$324,025
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	23,773	23,482
Current portion of insurance and claims accruals	14,387	15,852
Accrued expenses	7,875	9,366
Current finance lease obligations	21,665	17,292
Current operating lease obligations	7,578	—
Long-term debt, current maturities	1,339	—
Insurance premium financing	886	4,435
Total current liabilities	77,503	70,427
Deferred gain	171	84
Long-term debt, less current maturities	96,213	85,300
Long-term finance lease obligations	59,012	53,460
Long-term operating lease obligations	6,037	—
Deferred income taxes	24,292	23,518
Insurance and claims accruals, less current portion	10,209	9,963
Total liabilities	273,437	242,752
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 11,989,229 shares, and 12,011,495 shares, respectively	120	120
Additional paid-in capital	62,718	66,433
Retained earnings	79,969	78,467
Less treasury stock, at cost (3,408,015 shares, and 3,650,060 shares, respectively)	(58,811)	(63,747)
Total stockholders' equity	83,996	81,273
Total liabilities and stockholders' equity	$357,433	$324,025